                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 ------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                               October 22, 1998


                                   N2K Inc.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                   (State or jurisdiction of incorporation)


        0-23141                                        06-1455771
(Commission File Number)                    (IRS Employer Identification No.)



             55 Broad Street, 26th Floor, New York, New York 10004
              (Address of principal executive offices) (Zip Code)


                                (212) 378-5555
                        (Registrant's Telephone Number)

Item 5.   Other Events.

          On October 22, 1998, N2K Inc. ("N2K"), CDnow, Inc. ("CDnow") and Exit 8 Holding Company, a newly-formed Pennsylvania corporation formed by N2K and CDnow and to be known as CDnow/N2K, Inc. ("CDnow/N2K"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which CDnow/N2K will form two subsidiaries that will merge with and into N2K and CDnow such that each of N2K and CDnow become wholly-owned subsidiaries of CDnow/N2K (the "Mergers"). Pursuant to the Merger Agreement, upon the effectiveness of the Mergers, (i) each outstanding share of Common Stock, par value $.01 per share, of N2K will be converted into the right to receive 0.83 of a share of Common Stock, no par value per share, of CDnow/N2K ("CDnow/N2K Common Stock"), (ii) each outstanding share of Common Stock, no par value per share, of CDnow will be converted into the right to receive one share of CDnow/N2K Common Stock. As a result, the shareholders of CDnow would own approximately 60% of the combined company and the stockholders of N2K would own approximately 40% of the combined company. The closing stock prices on October 22, 1998, were $9.44 for CDnow and $5.50 for N2K. Consummation of the Mergers is subject to the satisfaction or waiver by the parties of certain conditions, including approvals by the stockholders of N2K and CDnow. N2K or CDnow would be required to pay to the other a termination fee of $3.75 million (a "Termination Fee") if the Merger Agreement were terminated due to certain events described in the Merger Agreement.

          The board of directors of CDnow/N2K will initially consist of four current members of the board of CDnow, three members of the current board of N2K and two independent persons jointly selected by the CDnow and N2K board. Jonathan Diamond, the Vice Chairman of N2K, will be Chairman of CDnow/N2K.
Jason Olim, the President and Chief Executive Officer of CDnow, will be the President and Chief Executive Officer of CDnow/N2K. Larry Rosen, the Chairman and Chief Executive Officer of N2K, will serve as a director of CDnow/N2K. In addition, the Merger Agreement provides that the following persons are to be named as other key executives of CDnow/N2K:

     Paula Batson             Vice President of Corporate Communications
     David Capozzi            Vice President, General Counsel and Secretary
     Steve Dong               Vice President of Operations
     Michael Krupit           Vice President of Technology
     David Pakman             Vice President of New Business Development
     Rod Parker               Senior Vice President of Marketing
     J.J. Rosen               Senior Vice President of International
     Robert Saltzman          Vice President of Sales
     Joel Sussman             Vice President and Chief Financial Officer
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          In addition to the parties named above, N2K and CDnow anticipate that other persons will be designated as key executives prior to the consummation of the Mergers.

          In connection with the Merger Agreement, N2K and CDnow also have entered into (i) a Stock Option Agreement pursuant to which N2K granted CDnow an option to purchase under certain circumstances up to 2,827,229 shares, or 19.9% of the outstanding common stock of N2K, at a purchase price of $5.50 per share and (ii) a Stock Option Agreement pursuant to which CDnow has granted to N2K an option to purchase under certain circumstances up to 3,517,207 shares, or 19.9% of the outstanding common stock of CDnow, at a purchase price of $9.4375 per share (together, the "Stock Option Agreements"). The Stock Option Agreements also provide that in certain circumstances the grantee of the option may require the other party to repurchase the stock option. The repurchase price would be equal to the difference (the "Spread") between the then-current market price of the common stock and the option exercise price. CDnow and N2K are each limited, however, to a "Total Profit" of $3.75 million. "Total Profit" means the sum of
(x) any Termination Fee, (y) any Spread and (z) any excess of the amount received upon the sale of any shares obtained upon exercise of the Stock Option Agreement after deducting the amount paid upon exercise of the option.

          In addition, certain stockholders of N2K holding over 16% of the outstanding common stock of N2K have entered into a Stockholder Support Agreement with CDnow pursuant to which such stockholders agreed to vote their shares in favor of the adoption of the Merger Agreement and approval of the Mergers, subject to certain conditions; and Jason Olim, a stockholder of CDnow holding over 16% of the outstanding common stock of CDnow, has entered into a Stockholder Support Agreement with N2K pursuant to which he agreed to vote his shares in favor of the adoption of the Merger Agreement and approval of the Mergers, subject to certain conditions (together, the "Stockholder Support Agreements").

          On October 23, 1998, N2K and CDnow issued a joint press release announcing the execution of the Merger Agreement. The Merger Agreement, the Stock Option Agreements, the Stockholder Support Agreements and the press release are filed as exhibits hereto and are incorporated by reference herein.

Item 7.   Financial Statements and Exhibits

   (c)    Exhibits

  2.1 Agreement and Plan of Merger, dated as of October 22, 1998, by and among N2K Inc., CDnow, Inc. and Exit 8 Holding Company.

 10.1 Stock Option Agreement (CDnow) dated as of October 22, 1998 by and between N2K Inc. and CDnow, Inc.

 10.2 Stock Option Agreement (N2K) dated as of October 22, 1998 by and between N2K Inc. and CDnow, Inc.

 10.3 Shareholder Support Agreement (CDnow), dated as of October 22, 1998, by Jason Olim, to and for the benefit of N2K Inc.

 10.4 Stockholder Support Agreement (N2K), dated as of October 22, 1998, by and among certain stockholders of N2K, to and for the benefit of CDnow, Inc.

 99.1 Joint Press Release, dated October 22, 1998, issued by N2K Inc. and CDnow, Inc.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      N2K INC.



                                 /s/ JAMES E. COANE
                                 -------------------------
                                 James E. Coane
                                 President, Chief Operating Officer and Director

Dated:  October 28, 1998
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                                 EXHIBIT INDEX
                                 -------------

Exhibit Number  Description of Exhibit
--------------  ----------------------

     2.1 Agreement and Plan of Merger, dated as of October 22, 1998, by and among N2K Inc., CDnow, Inc. and Exit 8 Holding Company.

    10.1 Stock Option Agreement (CDnow) dated as of October 22, 1998 by and between N2K Inc. and CDnow, Inc.

    10.2 Stock Option Agreement (N2K) dated as of October 22, 1998 by and between N2K Inc. and CDnow, Inc.

    10.3 Shareholder Support Agreement (CDnow), dated as of October 22, 1998, by Jason Olim, to and for the benefit of N2K Inc.

    10.4 Stockholder Support Agreement (N2K), dated as of October 22, 1998, by and among certain stockholders of N2K, to and for the benefit of CDnow, Inc.

    99.1        Joint Press Release, dated October 22, 1998, issued by N2K Inc.
                and CDnow, Inc.